CONVERTIBLE SECURED NOTE

$3,400,000        Date:  April 17, 1996

    FOR VALUE RECEIVED, ARC Capital, a California corporation ("Maker") hereby promises to pay to the order of Ilverton International, Inc. ("Payee") the principal sum of THREE MILLION FOUR HUNDRED THOUSAND
Dollars ($3,400,000) in lawful money of the United
States of America, together with interest on the unpaid principal balance according to the terms and subject to the conditions set forth in this Convertible Secured Note (this "Note").

1.    INTEREST

      This Note shall bear interest at the rate of 6.75% per annum. If the closing price of the Maker's
Class A Common Stock ("Stock") as quoted by NASDAQ for any 30 consecutive days (hereinafter referred to as the "Market Price") during the 12 months following the date of this Note does not equal at least $2.50 per share (failure to meet this $2.50 price level is hereinafter referred to as the "Market Price Deficit Condition"), or the Market
Price during any succeeding 12 month period following the first anniversary of the note does not equal at least $2.50 per share, then the interest rate will be raised by 3% on the next anniversary date of the Note. Additionally, the interest rate will be increased by .5% on each of the second, third and fourth anniversary dates if the Market
Price during the indicated period fails to reach the Market Price targets below:

                                           Market
Period                                  Price Target
Between the first and second
  anniversary dates                        $ 3.00
Between the second and third
  anniversary dates                          3.50
Between the third and fourth
  anniversary dates                          4.00

    Interest on the principal balance of this Note from time to time outstanding will be computed on the basis of a 365-day year and actual days elapsed from the date of this Note until converted or paid in accordance with this Note. In no event shall the interest rate exceed the maximum allowable by Oregon or any other applicable law.

2.    PAYMENT

      Interest will be payable quarterly on July 17, October 17, January 17, and April 17 of each year, in arrears. Principal will be paid in one installment on April 16, 2001 ("Maturity Date"). All payments will be made by Maker to Payee at such place as Payee shall designate by written notice to the undersigned.

3.    PREPAYMENT

(a) On or before the first anniversary date of this Note, the Maker may, at its option and upon 15 days prior written notice to Payee, prepay the principal amount hereof with a prepayment penalty of 20% of the principal amount of the note.

(b) The Maker may, at its option and upon 15 days prior written notice to the Payee, prepay the principal amount hereof in whole at any time after 12 months from the date of this Note, but only if the Market Price during the 12 months before the prepayment exceeds $4.00 per share.

(c)  Notwithstanding Sections 3(a) or 3(b), the
Maker may, at its option and upon 15 days prior written notice to the Payee, prepay the principal amount hereof in whole or in part at any time concurrent with or after an initial public offering
("IPO") of stock of Maker's SRC Vision, Inc. and/or
Pulsarr Holding b.v. subsidiary/ies ("Subsidiary") provided, however, that if the Market Price during the 30 days immediately prior to prepayment is less than $3.00, a prepayment penalty of 10% of the principal amount of the Note (or portion thereof) to be prepaid will be due Payee.

4.  CONVERSION OF NOTE

At any time prior to the Maturity Date, but not earlier than six months from the date hereof, the Payee will be entitled to convert all, or increments of $500,000 or more principal amount, of the Note at the principal amount thereof, into shares of Stock of the Maker, at the price of $2.125 per share (the
"Conversion Price"). If a Market Price Deficit
Condition exists on the first anniversary date of the Note, the Conversion Price will be reset to an amount equal to the highest average closing price of the Stock for any 30 consecutive days within the 12 months following the date of this Note. No payment or adjustment will be made on conversion of the Note for interest accrued thereon. The Maker is not required to issue fractional shares of Stock upon conversion of the Note and, in lieu thereof, will pay a cash adjustment based upon the market price of the Stock on the last business day prior to the date of conversion.

(a) If the Maker (i) pays a dividend or makes a distribution on its Stock in shares of its Stock;
(ii) subdivides its outstanding shares of Stock into a greater number of shares, or; (iii) combines its outstanding shares of Stock into a smaller number of shares; then the conversion privilege and the Conversion Price in effect immediately prior to such action shall be adjusted so that the Payee may receive the number of shares of Stock which he would have owned immediately following such action if he had converted the Note immediately prior to such action.

The adjustment shall become effective immediately after the record date in the case of a dividend and immediately after the effective date in the case of a subdivision or combination.

(b)  The Shares issued upon conversion of the Notes
(after the 40-day holding period) will contain no restrictive legend and will not be the subject of any stop transfer direction or order.

(c) As soon as practicable, but not later than six months after the date of this Note, Maker shall register the Stock that may be issued upon conversion of this Note pursuant to the Securities
Act of 1933 on a form which permits the registration of such securities (other than on Forms S-4, S-8 or similar forms).

(d)  Notwithstanding any other provision of this
Section 4, Payee shall not have the right to convert any amount of the Note into Stock upon prepayment made pursuant to Section 3(a) above, provided that such prepayment is made in connection with the acquisition by another party of at least 50% of the outstanding Stock of the Maker or a substantial portion of the Maker's assets.

5.    SENIORITY

The debt represented by this Note shall be senior to all other Debt in that any distribution of the assets of the Maker upon any dissolution, winding up, liquidation or reorganization of the Maker, the holders of the Note will be entitled to receive payment in full of all amounts due before other creditors are entitled to receive any payment, except where other Debt is secured.

    "Debt" means any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the security of the lender is to the whole of the assets of the Maker or only a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or representing the deferred and unpaid balance of the purchase price of any property or interest therein, including any such balance that constitutes a trade payable or an accrued liability, if and to the extent such indebtedness would appear as a liability upon a balance sheet of the Maker in accordance with generally accepted accounting principles.

The Maker will be permitted to borrow money or incur additional Debt after the date hereof, but no other
Debt that is senior to or parri pasu with the Note except for Debt secured by accounts receivable and/or inventory.

6.  DEFAULT AND REMEDIES

(a)  Events of Default. An Event of Default
hereunder shall mean (i) a default in the payment of any installment of principal and interest hereof, as and when due and payable, and be continuing for a period of 15 days following written notice thereof by Payee to Maker, or (ii) failure of the Maker to file the registration statement provided in 4(c) above.

(b) Remedies. At any time after the occurrence of an Event of Default until such time as the Event of Default is cured and no longer existing, the Payee may, by written notice sent to the Maker by registered or certified mail, return receipt requested, declare the entire amount of this Note to be forthwith due and payable, whereupon this Note shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived. Upon acceleration by Payee, Payee shall be entitled to all remedies available to it at law or in equity.

(c) Security Interest. This Note is secured by a pledge of 54% of the issued and outstanding capital stock of ARC Netherlands b.v. owned by the Maker, consisting of 21 shares ("Security Interest"), pursuant to a Pledge and Security Agreement of even date herewith. Notwithstanding the preceding sentence, if, after the granting the Security
Interest, the Market Price is $3.00 or more, the Security Interest shall be released by the Payee. In addition, any Security Interest granted pursuant to this paragraph 6(c) shall be released by Payee effective upon an initial public offering of Subsidiary securities.

7.    MISCELLANEOUS

(a) Elements of Risk. Payee recognizes that the loan made pursuant to this Note, and the securities that may be issued upon conversion of the Note, involve a high degree of risk in that (i) the Maker is an early stage company; (ii) there can be no assurances that the Maker will sustain profitability or generate sufficient cash flows to repay the Note;
(iii) Payee may not be able to liquidate the Stock received upon possible conversion of the Note; (iv) transferability of the Stock received upon possible conversion of the Note may be extremely limited; and
(v) in the event of a disposition of the Stock received upon possible conversion of the Note, Payee could sustain the loss of his entire investment.

The Payee acknowledges that he has (x) prior investment experience, including investment in non-listed and non-registered securities, or he has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Maker to evaluate the merits and risks of making the loan pursuant to this Note and receiving Maker's Stock upon conversion of the Note, and (y) that he recognizes the highly speculative nature of this transaction and is able to bear the economic risk he hereby assumes.

The Payee hereby represents that he has been furnished by the Maker during the course of this transaction with all information regarding the Maker which he had requested or desired to know; that all documents which could be reasonably provided have been made available for his inspection and review;
that he has been afforded the opportunity to ask questions of and receive answers from duly authorized officers of the Company concerning the terms and conditions of the offering, and any additional information which he had requested.

(b) Notices. Unless otherwise specified herein, all notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed to have been duly given if sent by telecopy or by registered or certified mail, return receipt requested, postage and fees prepaid, or otherwise actually delivered to the address of the party to whom the notice is addressed as set forth below:

If to Maker:

    ARC Capital
    Attn:  President
    2067 Commerce Drive
    Medford, OR 97504
    FAX: (541) 779-6838

If to Payee:

    Ilverton International, Inc.
    Verena Conzettstrasse 7
    CH-8004 Zurich
    Switzerland

Maker and Payee may each from time to time change its address for receiving notice by giving written notice thereof in the manner set forth above.

(c) Amendment; Waiver. This Note shall be binding upon and inure to the benefit of Maker and Payee and their respective successors, heirs, assigns, and personal representatives. No provision of this Note may be waived unless in writing signed by Payee, and waiver of any one provision of this Note shall not be deemed to be a waiver of any other provision.

(d)  Attorneys' Fees.  If there occurs an Event of
Default, the undersigned promises to pay all reasonable costs and expenses of collection and attorneys' fees and court costs incurred by the holder hereof on account of such collection, whether or not suit is filed in relation thereto.

(e)  Severability.  Whenever possible, each
provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

(f) Headings. The section and subsection headings contained in this Note are included for convenience only and form no part of the agreement between the parties.

(g) Dividends. The Maker will not, as long as any principal amount remains outstanding under the Note, declare or pay any dividends, or make any distributions, on the common stock of the Maker without prior written consent of the Payee, which consent will not be unreasonably withheld.

(h) Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of Oregon.

IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its duly authorized officer as of the day and year first above written.

              ARC CAPITAL



              By: _____________________
                 Alan R. Steel
                 Chief Financial Officer


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